POWER OF ATTORNEY

       Know all by these presents, that each of the undersigned hereby constitutes and appoints each other undersigned, such person's true and lawful attorney-in-fact, to:

          (I) execute for and on behalf of each of such person Forms 3, 4, and 5 and Schedules 13D or 13G, as appropriate, and any required amendments thereto (collectively, the "Repo11s"), with respect to their current or future beneficial ownership of securities of any public company, in accordance with Section 13(d) and/or Section 16(a) of the Securities Exchange Act of 1934, as amended, and the respective rules (including Rule l3d-l) promulgated thereunder;

          (2) do and perform any and all acts for and on behalf of such person which may be necessary or desirable to complete and execute any such Report and timely file such form with the United States
              Securities and Exchange Commission and any stock exchange or similar authority; and

          (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of an attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, such person, it being understood that the documents executed by an attorney-in-fact on behalf of such person pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

       Each of the undersigned hereby grants to each attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned  might  or  could  do  if  personally  present,  with full power of substitution or revocation, hereby ratifying and confirming all that each attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. Each of the undersigned hereby ratifies and confirms each Report that has been signed by any other undersigned prior to the date hereof. Each of the undersigned acknowledges that each foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigneds' responsibilities to comply with Section 13(d) or Section 16 of the Securities Exchange Act of 1934.

      This Power of Attorney shall remain in full force and effect until the undersigned are no longer required to file Reports with respect to the undersigneds' current or future holdings of and transactions in securities issued by any public company, unless earlier revoked by the undersigned in a signed writing delivered to each foregoing attorney-in-fact.

           [The remainder of this page is intentionally left blank.]

       IN WITNESS WHEREOF, the undersigned have caused this Power of Attorney to be executed as of dates set forth opposite their names.


Dated:  7/18/18                                /s/Otello Stampacchia
       --------                                ----------------------
                                               Otello Stampacchia

Dated:  7/18/18                                /s/Richard Lim
       --------                                ----------------------

Dated:  7/18/18                                /s/Anne-Mari Paster
       --------                                ----------------------
                                               Anne-Mari Paster